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                                                                   Exhibit 10.14
                             THE WISER OIL COMPANY

                      1997 SHARE APPRECIATION RIGHTS PLAN

                                   PREAMBLE

     THIS 1997 SHARE APPRECIATION RIGHTS PLAN (the "Plan"), made and executed at Dallas, Texas, by THE WISER OIL COMPANY, a Delaware corporation (the "Company"), is being established to promote the interests of the Company and its shareholders by more closely aligning the interests of certain key employees of the Company and its subsidiaries with the interests of the shareholders of the Company. The Plan is designed to allow eligible employees to share in the increase in the value of the shares of the Common Stock, $3.00 par value, of the Company (the "Common Stock") through the grant of stock appreciation rights ("SARs") with respect to Common Stock, and is intended to enable the Company and its subsidiaries to attract, retain and motivate employees who can make significant contributions to the success of the Company and its subsidiaries.

                                   ARTICLE I

                                ADMINISTRATION

     Section 1.1  Committee.  The Plan shall be administered by a committee (the
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"Committee") appointed by the Board of Directors of the Company (the "Board")
and consisting of two or more members of the Board who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are both "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule), and "outside directors" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. Every interpretation, choice, determination or other exercise by the Committee of any power or discretion given either expressly or by implication to it shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the Committee to reconsider and redetermine such action. The Company shall indemnify and hold harmless each member of the Committee against any claim, cost, expense (including reasonable attorneys' fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act as a member of the Committee, except in the case of willful misconduct.

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                                  ARTICLE II

                                  ELIGIBILITY

     Section 2.1  Eligibility.  Awards of SARs under the Plan may be made by the
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Committee to those employees of the Company or a parent or subsidiary corporation of the Company within the meaning of section 424(e) and (f) of the Code (the Company and each such parent or subsidiary corporation an "Employer" and together the "Employers") who, in the sole opinion of the Committee, have made or are in a position to make significant contributions to the success of the Employers. In determining the eligibility of any employee of an Employer for an award of SARs, and in determining the terms and conditions of such award, the Committee shall take into account the position and responsibilities of the employee being considered, the nature and value of the services being rendered by such employee, the current and potential contributions of such employee to the success of the Employers, and such other factors as the Committee in its discretion may deem relevant. Awards may be made under the Plan to the same individual on more than one occasion. "Awardee" means an employee who has been awarded an SAR pursuant to the Plan and who has executed such written agreement evidencing such award (an "SAR Agreement") as may be prescribed by the Committee in its discretion.

                                  ARTICLE III

                                    AWARDS

     Section 3.1  Nature of SARs.  Awards made under the Plan shall be in the
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form of  SARs.  Each SAR (i) is a fictional deferred compensation unit used solely for the accounting purposes of this Plan to determine an amount of compensation to be paid in cash to or with respect to an Awardee pursuant to the Plan, (ii) shall be deemed to be equivalent in value to one share of Common Stock, and (iii) shall be evidenced by an SAR Agreement containing such terms and conditions not inconsistent with the provisions of the Plan as may be approved by the Committee in its discretion. SARs shall not entitle an Awardee to any dividend, voting rights or other rights of a holder of shares of Common Stock.

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     Section 3.2  Available SARs.  Subject to any increasing or decreasing
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adjustment made pursuant to this Section, the total number of SARs that may be awarded pursuant to the Plan shall not exceed 90,000, and the total number of SARs that may be awarded to any one person during any calendar year shall not exceed 10,000. If any SAR awarded under the Plan expires or terminates prior to its exercise, such SAR shall again be available to be awarded under the Plan.
If the Company effects a split of shares of Common Stock or pays a dividend in the form of shares of Common Stock, or if the outstanding shares of Common Stock are combined into a smaller number of shares, the total number of SARs that may be awarded pursuant to the Plan and the total number of SARs that may be awarded to any one person during any calendar year shall be increased or decreased to reflect proportionately the increase or decrease in the number of outstanding shares of Common Stock resulting from such split, dividend or combination. In the event of a reclassification of shares of Common Stock not covered by the foregoing, or in the event of a liquidation, separation or reorganization (including, without limitation, a merger, consolidation, spinoff or sale of assets involving the Company), the Committee shall make such adjustments, if any, to the total number of SARs that may be awarded pursuant to the Plan and the total number of SARs that may be awarded to any one person during any calendar year as the Committee in its discretion may deem appropriate.

     3.3  Award of SARs.  From time to time while the Plan is in effect, the
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Committee may award SARs to employees of an Employer who are deemed by the
Committee in its discretion to satisfy the eligibility requirements of Section
2.1. Each award under the Plan shall specify the number of SARs being awarded, the award value of each SAR (which shall not be less than the fair market value of one share of Common Stock on the date of such award), the term during which such award may be exercised (which term shall not extend for any period beyond the earlier of (i) the expiration of three months following the date as of which the Awardee is no longer an employee of any Employer, or (ii) the expiration of five years following the date of such award), and such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine in its discretion. Subject to the limitations specified in the Plan, the Committee shall have the right and power to amend the terms and conditions of any outstanding award of SARs; provided, however, that no such amendment shall adversely affect the rights of an Awardee under any outstanding award of SARs without the consent of the affected Awardee.

     Section 3.4  Exercise of SARs.  Each SAR shall become exercisable and shall
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be exercised in accordance with the terms and conditions of the SAR Agreement awarding such SAR. Upon the exercise of an SAR, the Employer who is or was the last employer of the Awardee of such SAR shall pay to such Awardee an amount in cash equal to the excess of the fair market value of one share of Common Stock on the date of the exercise of such SAR over the award value of such SAR, and such SAR shall be canceled.

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                                  ARTICLE IV

                           AMENDMENT AND TERMINATION

     Section 4.1  Amendment and Termination.  The Board shall have the right and
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power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers, and at any time to terminate this Plan or the participation of any Employer hereunder; provided, however, that no such amendment or termination shall adversely affect the rights of an Awardee under any outstanding award of SARs without the consent of the affected Awardee.

                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

     Section 5.1  Nonassignability.  No SAR or  right or interest of any Awardee
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under this Plan or an SAR Agreement may be assigned, transferred or alienated, in whole or in part, except by will or by the laws of descent and distribution. An SAR awarded under the Plan to an Awardee shall be exercisable during the lifetime of such Awardee only by him or her.

     Section 5.2  Employment Noncontractual.  The establishment of this Plan and
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the award of SARs hereunder to an Awardee shall not enlarge or otherwise affect the terms of such Awardee's employment with the Employer which employs such Awardee, and such Employer may terminate the employment of such Awardee as freely and with the same effect as if this Plan had not been established.

     Section 5.3  Tax Withholding.  An Employer making a payment to or with
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respect to an Awardee in connection with the exercise of an SAR shall withhold from any such payment, and shall remit to the appropriate governmental authority, any income, employment or other tax such Employer is required by applicable law to so withhold and remit on behalf of the payee.

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     Section 5.4  Fair Market Value of Common Stock.  For purposes of the Plan,
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the "fair market value" of the Common Stock means the fair market value per share of Common Stock as determined by the Committee in good faith; provided, however, that so long as the Common Stock is listed on the New York Stock Exchange, the fair market value per share of Common Stock shall be the average of the reported high and low sales prices on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the New York Stock Exchange, or if the Common Stock is listed or admitted to trading on a securities exchange registered under the Securities Exchange Act of 1934 other than the New York Stock Exchange, the fair market value per share of Common Stock shall be the average of the reported high and low sales prices on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or any similar system then in use, the fair market value per share of Common Stock shall be the average of the reported high and low sales prices on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on such system, or if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ but is quoted on NASDAQ or any similar system then in use, the fair market value per share of Common Stock shall be the average of the closing high bid and low asked quotations on such system for such share on the date in question.

          Section 5.5  Outstanding SAR Adjustments.  If the Company effects a
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split of shares of Common Stock or pays a dividend in the form of shares of
Common Stock, or if the outstanding shares of Common Stock are combined into a smaller number of shares, the number of unexercised SARs subject to an outstanding award made under the Plan shall be increased or decreased proportionately and the award value of such SARs shall be decreased or increased proportionately so that the aggregate award value of such SARs shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of shares of Common Stock not covered by the foregoing, or in the event of a liquidation, separation or reorganization (including, without limitation, a merger, consolidation, spinoff or sale of assets involving the Company), the Committee shall make such adjustments, if any, to the number and award value of unexercised SARs subject to an outstanding award made under the Plan as the Committee in its discretion may deem appropriate.

     IN WITNESS WHEREOF, this Plan has been executed to be effective as of August 19, 1997.

                              THE WISER OIL COMPANY

                              By   /s/ Andrew J. Shoup, Jr.
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                                 Title: President and Chief Executive Officer

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